EXHIBIT 10.1

                           ASSET ACQUISITION AGREEMENT

DATE     :        August 21, 2003

BETWEEN  :        Quang Vuong
                  ----------------
                  ________________                                "Seller"

AND      :        Smog Centers of California LLC
                  3790 Via de la Valle, Suite 103
                  Del Mar, California 92014                       "Buyer"

                                    RECITALS

         A. Seller owns and operates a business engaged in the motor vehicle smog emissions testing under the name of Broadway Smog Check ("Seller's Business") located at 7319 Broadway, Lemon Grove, California. Seller owns and maintains certain assets in connection with Seller's Business.

         B. Buyer desires to acquire all of the assets used or useful, or intended to be used, in the operation of Seller's Business, and Seller desires to sell such assets to Buyer.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions herein set forth, Seller hereby agrees to sell and Buyer agrees to purchase certain assets of Seller, as described in Section 2 herein.

         2. ASSETS SOLD. The following constitute the assets sold pursuant to this Agreement (all of which are collectively referred to herein as the "Assets"):

            2.1 EQUIPMENT. All machinery, equipment, tools, office equipment, computers, furniture, trade fixtures, and all other tangible personal property of Seller's Business including those items listed on Schedule 2.1 (the "Equipment").

            2.2 INTANGIBLE ASSETS. All intangible assets used in Seller's Business including, but not limited to, Seller's name, telephone numbers, contract rights and business relationships with its customers and suppliers, customer lists, all of Seller's intellectual property rights if any, and all of Seller's business records for three (3) years prior to the Closing Date. Subsequent to the Closing Date, Seller shall have the right to have access to and to make copies of those business records of Seller which are in Buyer's possession as may be reasonably required.

            2.3 LEASES All real property leases listed in Schedule 2.3
("Leases").

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         3. LIABILITIES. Buyer shall assume and pay those liabilities of Seller which are listed in Schedule 3 (the "Liabilities") and the Leases and shall hold Seller harmless from any liability thereon. Buyer shall have no obligation as to any liabilities of Seller which are not listed in Schedule 3.

         4. PURCHASE PRICE. The Purchase Price for the Assets shall be Sixty Thousand Dollars ($60,000.00). Prior to the date of this Agreement, Buyer tendered to Seller and Seller acknowledges receipt from Buyer of a downpayment in the amount of Ten Thousand Dollars ($10,000.00). The balance of the Purchase Price in the amount of Fifty Thousand Dollars ($50,000.00) will paid by Buyer to Seller on the Closing Date. In addition to the balance of the Purchase Price, Buyer shall reimburse Seller the sum of Three Thousand Four Hundred Dollars ( $3,400.00) paid by Seller for the continuation of a computer maintenance service contract.

         5. CLOSING DATE AND CLOSING. This Agreement shall be closed at a place mutually agreed upon by the Parties hereto. The Closing Date will be that date, designed by Buyer and agreed to by Seller, which shall be not less than three
(3) nor more than ten (10) days after the conditions described in Section 8 of this Agreement have been satisfied or waived. Closing shall occur on or before July 30, 2003, or as soon thereafter as all conditions precedent to Closing have occurred, and all necessary documents to be executed at Closing have been prepared. On the Closing Date, the Parties, among other things, shall do the following:

            5.1 TRANSFER OF TITLE. Seller shall transfer to Buyer, by bill of sale or other documents of transfer, each in a form acceptable to Buyer, containing warranties of title, free and clear of encumbrances and security interests (except as otherwise agreed to herein or related to the Liabilities), all of the Assets being sold pursuant to this Agreement.

            5.2 PAYMENT OF PURCHASE PRICE Buyer shall tender the balance of the Purchase Price in the amount of Fifty Thousand Dollars ($50,000.00) and shall also tender payment of Three Thousand Four Hundred Dollars ($3,400.00) as described in Section 4 of this Agreement.

            5.3 POSSESSION. Seller shall deliver to Buyer possession of the Assets.

            5.4 LEASES. Seller and Buyer shall execute forms of assignment as to the Leases.

            5.5 MISCELLANEOUS. The Parties shall do all other things at the Closing to consummate and effectuate this Agreement, all Documents, and all other agreements, covenants and conditions set forth herein and therein.

            5.6 FURTHER ACTS. If, at any time after the Closing Date, any further action by any of the Parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in Buyer full title to the assets sold hereunder, such party shall take all such necessary or desirable action to cause such action to be taken.



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         6. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

            6.1 NO OTHER SALE. Seller has not, and will not before the Closing Date, offer or agree to sell Seller's Business or any of the Assets to any person other than Buyer. Further, prior to the Closing Date, Seller will not provide to any third parties information about Seller's business operations other than which is traditionally provided in the ordinary course of business.

            6.2 CONDITION OF EQUIPMENT. The Equipment does not have and will not have at the Closing Date any known material defects.

            6.3 TITLE. Seller owns absolute, clear and unencumbered title to all of the Assets, and the same are now free and clear of all mortgages, liens, pledges, security interests or encumbrances of any nature whatsoever. On the Closing Date, the same shall be conveyed to Buyer free and clear of all mortgages, liens, pledges, security interests and encumbrances of any nature whatsoever, except as related directly to the Liabilities.

            6.4 COMPLIANCE WITH LAW. Seller has complied with, and is in compliance with, all federal, state and local laws, rules, ordinances, decrees and orders applicable to the operation if his business or to his owned or leased properties, including, without limitation, applicable environmental, pollution control and land use provisions. Seller has obtained all necessary permits, licenses, variances, exemptions, orders and approvals from federal, state, local and foreign regulatory bodies including, but not limited to, environmental regulatory bodies, in order to conduct its business as presently conducted. Seller has no notice or knowledge of any alleged violation relating to the operation of Seller's Business or its owned or leased properties with regard to any law, regulation or ordinance.

            6.5 NO APPROVAL OR NOTICES REQUIRED; NO CONFLICTS. The execution, delivery and performance of this Agreement and each of the other agreements, exhibits and documents referred to herein or necessary to effectuate this Agreement (collectively, the "Documents" or individually, the "Document"), by Seller and the consummation of the transactions contemplated hereby or thereby will not:

                6.5.1 Constitute a violation of any provision of applicable law;

                6.5.2 Require any consent, approval, permit or authorization of any person or governmental authority, except for the consent of the landlord and lessor as to Buyer's assumption of the Lease, and the consent, where necessary, of certain creditors as to the assumption of certain of the Liabilities.

                6.5.3 Result in a breach of or a default under (with or without the giving of notice or lapse of time), acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or other restriction, encumbrance, obligation or liability to which Seller is a party or by which it is bound or to which any of the Assets are subject.



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            6.6 NO UNDISCLOSED LIABILITIES. Except for the Liabilities and other liabilities of Seller set forth in contracts disclosed in this Agreement and as set forth in Schedule 6.5, there are no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, applicable to Seller or any of its assets, or arising from environmental conditions on, in or under the real property and improvements upon and in which Seller's business operates at 7319 Broadway, Lemon Grove, California, which may have adverse consequences on Buyer.

            6.7 TAXES. Seller has timely filed or will timely file with the appropriate governmental agencies all tax returns, information returns and reports required to have been filed with respect to all periods ending on or before the Closing Date. Seller has paid, or will pay, in full, as of the Closing Date, all taxes, interest, penalties, assessments, deficiencies and other charges ("Taxes"), the non-payment of which could result in the imposition of Taxes on Buyer or the imposition of a lien on or in any of the Assets, or that could otherwise result in a risk of forfeiture of any of the Assets. Seller has not filed or entered into any election, consent or extension agreement which extends any applicable statute of limitations. Seller has made adequate provisions for all accrued and unpaid Taxes of Seller. To the best of Seller's knowledge, Seller is not a party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of Taxes, no unresolved claims for assessment or collection of such Taxes has been asserted against it, and no audit or investigation by governmental authorities is underway.

            6.8 REPRESENTATIONS IN OTHER DOCUMENTS. The representations and warranties of Seller in all documents executed by Seller in connection with the assignment to and/or assumption by Buyer of all of the Leases and all of the Liabilities are true and accurate in all material respects as of the date of such representation and warranty and as of the Closing Date.

            6.9 ASSETS. To the best knowledge of Seller, the Assets described in
Section 2 herein sets forth a complete and accurate list of all assets owned, leased, or rented by Seller or licensed to Seller, and includes all property required for use in the conduct of Seller's Business as presently conducted.

            6.10 ENVIRONMENTAL LAWS AND REGULATIONS. There are no Hazardous Substances (as hereinafter defined) in, at, under or upon the Seller's Business, and no spills, releases, discharges or disposals of Hazardous Substances have occurred during the period in which the Seller Business has been owned or used by Seller or are presently occurring on or under the Seller's Business or onto any property adjacent to the Seller's Business, except for any of the foregoing which are authorized by all applicable governmental authorities. The Seller' Business does not now contain, nor, to the best knowledge of Seller, did the Seller's Business heretofore contain, any storage tanks for any Hazardous Substances. Seller has not received any notice or correspondence from any governmental agency pertaining to Hazardous Substances, including notices of any inquiry, potential proceeding or other action pending or threatened regarding the condition of the Seller's Business. There is no Hazardous Substance on, in or under the Seller's Business, and to the best knowledge of Seller, no Hazardous Substance which existed at the location of Seller's Business prior to the date on which Seller acquired or occupied the same. Seller has complied with all applicable local, state and federal

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
environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, use, sale, storage, handling, transfer and disposal of any Hazardous Substances. Seller is not hereby waiving any rights it has against its landlord under either of its real property leases.

         As used herein, "Hazardous Substances" shall mean any asbestos, petroleum, gasoline, fuel, or any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect, including, without limitation, any material or substance which is designated or defined as a "hazardous substance", "hazardous waste" or "toxic substance" in (a) the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq, and any amendments thereto, (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq, and any amendments thereto, (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq, and any amendments thereto, or (d) the Hazardous Material Transportation Act, 49 U.S.C. ss.1801 et seq, and any amendments thereto.

            6.11 ABSENCE OF CHANGES. From the date of this Agreement to the Closing Date, there has not been, to the best knowledge of Seller, with respect to Seller's Business:

                6.11.1 Any transaction, agreement or commitment by Seller relating to Seller's Business other than in the ordinary course of business and consistent with past practice;

                6.11.2 Any transaction, agreement or commitment known to Seller, or any event or events, that, individually or in the aggregate, has or have materially interfered or could materially interfere with the normal and usual operations of the business or business prospects of Seller's Business;

                6.11.3 Any action by Seller to permit or allow any of the Assets (tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge except for assessments for current taxes not yet due and payable;

                6.11.4 Any sale, transfer or other disposition of any of the Assets (tangible or intangible);

                6.11.5 Any agreement of Seller whether in writing or otherwise, to take any action described in this Section 6.11

            6.12 CONTRACTS AND OTHER OBLIGATIONS. Except for contracts disclosed in this Agreement (the "Material Contracts"), Seller will have no material leases, employment contracts, contracts for services or maintenance or any other form of agreement, commitment, covenant, or obligation of any kind, nature or description which is not cancelable without penalty upon thirty (30) days' notice. Each of the Material Contracts, is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the execution and performance of this Agreement), which, with the giving of notice, the lapse of time or the happening of any other

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event or condition, would become a default or event of default thereunder.
Seller has not received notice that any party to any of the Material Contracts intends to cancel, terminate or refuse to renew the same.


            6.13 LEGAL PROCEEDINGS; CLAIMS. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against Seller, before or by any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, whether federal, state, local or foreign, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Seller is a party, which relate to either the Assets or the transaction contemplated herein, or which would alone or in the aggregate have a material adverse effect upon the business, business prospects, assets or financial condition of Seller.

            6.14 TRADEMARKS AND INTELLECTUAL PROPERTY. Seller has full and unrestricted rights to use all trademarks and trade names now used by it in connection with Seller's Business.

            6.15 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made or to be made by Seller in this Agreement or in any other Document furnished or to be furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Seller which would materially adversely affect, or which would, in the future, materially adversely affect, the business, prospects, assets, property or condition (financial or otherwise) of Seller's Business which has not been set forth in this Agreement, except those facts concerning general economic, legislative, regulatory, or other matters such as may generally impact all businesses of the type operated by Seller.

         7. COVENANTS . Buyer and Seller each covenant and agree with the others to perform and observe the following covenants (Buyer and Seller are referred to collectively in this Agreement as "Parties", and individually, as "Party"):

            7.1 ACCESS TO PREMISES AND INFORMATION. At reasonable times before the Closing Date, Seller will provide Buyer and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of Seller and furnish such additional information concerning Seller's Business as Buyer from time to time may reasonably request.

            7.2 ADVICE OF CLAIMS. From the date of this Agreement to and including the Closing Date, Seller will promptly advise Buyer in writing of the commencement or threat of any claims, litigation or proceedings against or affecting Seller or the Assets, or any event that makes or is likely to make any representation or warranty untrue, of which Seller has notice or knowledge.

            7.3 COOPERATION. The Parties will fully cooperate with the each other and with the other Parties' counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each Party will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals


Page 6.  Asset Acquisition Agreement
necessary for its due and punctual performance of this Agreement and for the satisfaction of the conditions hereof on its part to be satisfied. No Party shall undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by it in this Agreement untrue or render any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing Date.

            7.4 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. Seller shall not enter into any form of agreement, covenant or commitment or engage in any other act prior to the Closing Date which may have adverse consequences on the Assets or Buyer or render any representation or warranty of Seller in this Agreement untrue.

            7.4 RISK OF LOSS. The risk of loss, damage or destruction to any of the assets sold to Buyer under this Agreement shall be borne by Seller through the Closing Date.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which may be expressly waived in writing by Buyer:

            8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Seller contained herein shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it or by them at or prior to the Closing Date.

            8.2 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain or prohibit consummation of this Agreement.

            8.2 TITLE. Seller shall have supplied to Buyer evidence satisfactory to Buyer establishing Seller's good and marketable title to the Asset, free and clear of all liens, mortgages, pledges, deeds of trust, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind, except encumbrances arising out of the Liabilities assumed by Buyer under Section 3.

            8.3 NO MATERIAL CHANGE. From the date of this Agreement to the Closing Date, Seller shall not have suffered any material adverse change in its financial condition, assets, liabilities, earnings, reserves, business, business prospects or operations, which may have adverse consequences on Buyer.


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            8.4 APPROVALS AND CONSENTS. All approvals and consents from third parties which are necessary for the consummation of the transactions contemplated hereby shall have been obtained, including but not limited to the consent and approval of Buyer's commercial bank, and the consent to the assumption by Buyer, as necessary, of the Liabilities described in Section 3.




















































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         9. SURVIVAL AND INDEMNIFICATION

            9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing Date of this Agreement. Any party learning of a misrepresentation or breach of warranty under this Agreement shall as soon as practicable give notice in writing thereof to the other party to this Agreement.

            9.2 INDEMNIFICATION OF BUYER. Seller agrees to defend, indemnify and hold Buyer, its successors and assigns harmless from and against:

                9.2.1 Any and all claims, liabilities, and obligations of any kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or unknown, arising out of or related to the operation of the Seller's Business prior to the date of this Agreement.

                9.2.2 If any claim is asserted against Buyer which would give rise to a claim by Buyer against Seller for indemnification under the provisions of this section, Buyer shall promptly give written notice to Seller concerning such claim, and Seller shall, at no expense to Buyer, defend the claim, to the point of nonappealable final judgment. If Seller fails to take steps to defend said claim within ten (10) days of Buyer providing written notice of said claim, or if Seller and fails to sooner defend said claim when the nature of the claim or date of service requires immediate defensive action, or if Seller at any time abandons defense of such a claim, Buyer may undertake or continue the defense of any such claims, with counsel of its own choosing, and shall be entitled to indemnity from Seller for all costs of such defense, including but not limited to, reasonable attorney's fees, court costs and incidental expenses of litigation. If Buyer becomes entitled to payment of indemnity pursuant to this section, Seller shall immediately pay to Buyer the amount of said indemnity claim. Buyer shall not be entitled to indemnity from Seller except for the obligations to defend set forth in this section, unless and until Buyer has actually paid a claim, debt or other liability giving rise to a right of indemnity under this section, or has incurred a legal obligation to do so. In such event, Buyer shall be entitled to interest from Seller at the rate of twelve (12%) percent per annum from the date of said payment until the indemnity claim is paid.

            9.3 SURVIVAL OF INDEMNIFICATION. The provisions of this Section 9 shall survive the consummation of this Agreement and expressly are intended to benefit each of the indemnified parties and will be binding on all successors and assigns of the Buyer and Seller, respectively.















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
         10. MISCELLANEOUS PROVISIONS.

            10.1 BENEFIT. Subject to the provisions set forth herein restricting assignment, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Seller and Buyer.

            10.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Seller, to:

         Quang Vuong
         ====================


         If to Buyer, to:

         Stephen D. Wilson
         3790 Via de la Valle, Suite 103
         Del Mar, California 92014
         Facsimile:_________________


            10.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to its rules on conflict of laws.

            10.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            10.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of will deemed to be an original and together shall constitute one and same instrument.

            10.6 INCORPORATION OF EXHIBITS. All exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement.

            10.7 ATTORNEY'S FEES. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement, the prevailing Party shall be entitled to recover its attorney's fees from the losing Party as determined in the appropriate trial and/or appellate court, bankruptcy court or on a Petition for Review.










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
            10.8 ASSIGNMENT. The Parties may assign their rights and liabilities arising under this Agreement or the Documents, only with the prior written consent of the other parties, which consent shall not be unreasonably withheld, provided, however, that any assignment of rights by the Seller shall be subject to all of the terms and conditions of this Agreement, and any rights of setoff, recoupment or defense of Buyer arising under this Agreement or any of the Documents, and shall not relieve Seller of any liabilities under this Agreement.

            10.9 COMPLETE AGREEMENT. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto with respect to the matters provided herein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any of the parties or by any officer, employer or representative of any party.

            10.10 REPRESENTATION BY COUNSEL. This Agreement, the Schedules attached hereto and other Documents executed by the Parties have been prepared by legal counsel for and on behalf of Buyer. Seller has been advised by Buyer to obtain his own legal counsel in connection with this Agreement and the transaction contemplated herein. Seller has informed Buyer that he has elected not to seek the advice of his own legal counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their respective authorized officers as of the date first above written.

         SMOG CENTERS OF CALIFORNIA LLC

         By:______________________________
              Manager



         ------------------------------------
         Quang Vuong























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                                  SCHEDULE 2.1

                                    EQUIPMENT




                                 See Attachment














































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



                                  SCHEDULE 2.3

                                     LEASES




   Real Estate Lease dated July 1, 2001 between Manuel Nunez, as Landlord, and
                           Vuong Quang Quoc, as Tenant













































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                                   SCHEDULE 3

                                   LIABILITIES

                                      None

















































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



                                  SCHEDULE 6.5

                              CONTRACT LIABILITIES



















































Page 15.  Asset Acquisition Agreement